UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary information statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive information statement

WOWIO, INC.
(Name of Registrant as Specified in Its Charter)

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[ ]	Fee paid previously with preliminary materials.

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WOWIO, INC.
626 North Doheny Drive
West Hollywood, California 90069

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Wowio, Inc., a Texas corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect an Amendment to our Certificate of Formation (“Amendment”) and to effect a 1 for 1,300 reverse split of our common stock (“Reverse Split”). The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A, Series B, Series C, Series D, Series E, and Series F Preferred Stock, as well as our board of directors, by written consent on May 18, 2015. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof. We have attached a copy of the Amendment and Reverse Split to this Information Statement for your reference.

The Amendment and Reverse Split were effected as of May 18, 2015 but, under federal securities laws, are not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Amendment and Reverse Split will be on or about June 17, 2015.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Amendment and the Reverse Split were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Amendment and the Reverse Split. The elimination of the need for a special meeting of stockholders to approve the Amendment and Reverse Split is made possible by Section 6.201 of the Texas Business Organization’s Code (the “TBOC”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the TBOC, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Amendment and Reverse Split. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment and Reverse Split be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on May 18, 2015 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	1,147,016,825 shares of common stock;

(ii)	5,000,000 shares of Series A Preferred Stock;

(iii)	0 shares of Series B Preferred Stock;

(iv)	300 shares of Series C Preferred Stock;

(v)	4 shares of Series D Preferred Stock;

(vi)	0 shares of Series E Preferred Stock;

(vii)	0 shares of Series F Preferred Stock;

The transfer agent for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Amendment and Reverse Split. The persons that have consented to the Amendment and Reverse Split hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Amendment and Reverse Split.

REVERSE STOCK SPLIT

On May 18, 2015, our board of directors and the holder of a majority in interest of our voting capital stock approved a 1-for-1,300 reverse split of our common shares. This approval is anticipated to be effective 20 days after this Information Statement has been distributed to our shareholders.

As a result of the Reverse Split, each shareholder of record as of May 18, 2015, will receive one (1) share of common stock for each one thousand three hundred (1,300) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share and any registered shareholder who would otherwise hold less than 100 shares following the Reverse Split will be rounded up to 100 shares. Consequently, none of our registered shareholders will hold less than 100 shares following the Reverse Split.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute a new business plan and position itself to raise additional investment capital, if needed.

AMENDMENT TO THE CERTIFICATE OF FORMATION

We are amending Section 5 of our Certificate of Formation to:

●	Increase the authorized common stock from 4 billion to 5 billion;

●	adjust the par value of the common stock to $0.00001;

●	set the par value of additional designations of preferred stock to $0.00001;

These Amendments to our Certificate of Formation will enable the Company’s board of directors to issue additional shares of common and preferred stock for consideration deemed adequate in exchange for such shares. We have attached a copy of the Amendment to this Information Statement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by the amended Certificate of Formation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of May 18, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 626 North Doheny Drive, West Hollywood, California 90069. As of May 18, 2015, we had 1,147,016,825 shares of common stock outstanding, 5,000,000 shares of Series A Preferred Stock outstanding, 300 shares of Series C Preferred Stock outstanding, and 4 shares of Series D Preferred Stock outstanding. While each of our shares of common stock holds one vote, each share of our Series A preferred stock holds 50 votes, and each share of our Series C preferred stock may not vote on any matters, questions or proceedings of this Company. The total aggregate issued shares of Series D Preferred Stock at any given time, regardless of their number, have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series A, Series, B, Series C, Series E, and Series F Preferred Stock which are issued and outstanding at the time. The following table describes the ownership of our voting securities (i) by each of our officers and directors, (ii) all of our officers and directors as a group, and (iii) each person known to us to

Name of Beneficial Owner(1)(2)	Number of Shares of Series A Preferred Stock Beneficially Owned	Number of Shares of Common Stock Beneficially Owned	Total Number of Shares Beneficially Owned(2)	Voting Interest based on 1:1 Conversion of Series A Preferred Stock (%)(3)	Voting Interest based on 1:2 Conversion of Series A Preferred Stock (%)(3)	Voting Interest Without Giving Effect to Conversion of Preferred Stock (%)(3)

Brian Altounian (4)	4,330,000	7,509,668	11,839,668	16.03%	26.75%	*
Zach Pennington (5)	85,000	764,000	849,000	*	*	*
Robert H. Estareja (6)	500,000	2,049,412	2,549,412	2.18%	1.55%	*
All directors and named executive officers as a group (3 individuals)	4,915,000	10,323,580	15,238,580	18.27%	15.45%	*
5% or More Shareholders
Carebourn Capital, L.P.	-	36,791,139	36,791,139	2.63%	2.23%	3.21%
Linda Engelsiepen (7)	85,000	767,000	852,000	*	*	*	%

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* Less than 1%

(1) Except as otherwise indicated, the address of the beneficial owner is c/o WOWIO, Inc., 626 North Doheny Drive, West Hollywood, CA 90069.

(2) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or rights held by that person that are currently exercisable or convertible or exercisable, convertible or issuable within 60 days of May 18, 2015, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentage ownership in the following table is based on 1,147,016,825 shares of common stock outstanding as of May 18, 2015 plus, for each individual, any securities that individual has the right to acquire within 60 days of May 18, 2015.

(3) The Series A Preferred Stock votes as a single class with the common stock and entitles the holders to 50 votes for each share of Series A Preferred Stock. If all holders of Series A Preferred Stock consent to any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (a “Transfer”), then the Series A Preferred Stock converts at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. Any Transfer conducted without the consent of all the holders of Series A Preferred Stock, then the Series A Preferred Stock converts at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock.

(4) Brian Altounian is the trustee of several trusts and is deemed the beneficial owner of the shares owned by the trusts. Mr.Altounian is deemed the beneficial owner of shares of common stock and has sole or shared power to vote or to direct the vote and to dispose or direct disposition of these shares, which includes: (i) 1,000,000 shares of common stock held by Mr. Altounian, (ii) 4,330,000 shares of common stock issuable upon conversion of 4,330,000 shares of Series A Preferred Stock held by Mr. Altounian, (iii) 4,644,000 shares of common stock held by The Brian Kenneth and Lora Ball Altounian, Altounian Family Trust dated November 17, 2010 (the “Altounian Family Trust”) for which he serves as a trustee, (iv) 1,275,000 1,270,000 shares of common stock held by Alliance Acquisitions, Inc., a company in which Mr. Altounian owns 35% and over which shares Mr. Altounian has shared voting and investment control; (v) 400,000 shares of common stock held by Lora Altounian, (vi) 97,334 shares of common stock held by Gabrielle Altounian, and (vii) 97,334 shares of common stock held by Jordan Altounian. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any sale, transfer, exchange, distribution or other conveyance whether with or without consideration (a “Transfer”), then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer Mr. Altounian’s Series A Preferred Stock would convert to 8,660,000 shares of common stock. In addition to the shares described above, Mr. Altounian also holds 4 shares of Series D Preferred Stock which collectively, regardless of their number, shall have voting rights equal to four times the sum of all other classes currently outstanding at the time of voting. If the votes of the Series D Preferred Stock are taken into account, Mr. Altounian would beneficially hold 83.29% of the voting securities of the Company.

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(5) Zach Pennington is the beneficial owner of 849,500 shares of common stock, which consists of 764,500 issued and outstanding shares of common stock, and 85,000 shares of common stock issuable upon conversion of 85,000 shares of Series A Preferred Stock. Mr. Pennington has the sole power to vote or to direct the vote and dispose or to direct the disposition of 849,500 shares of common stock. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any Transfer, then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Mr. Pennington’s Series A Preferred Stock would convert to 170,000 shares of common stock.

(6) Robert Estareja is the beneficial owner of 2,549,412 shares of common stock, which consists of 2,049,412 issued and outstanding shares of common stock, and 500,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Preferred Stock. Mr. Estareja has the sole power to vote or to direct the vote and dispose or to direct the disposition of 2,549,412 shares of common stock. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any Transfer, then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Mr. Estareja’s Series A Preferred Stock would convert to 50,000,000 shares of common stock.

(7) Linda Engelsiepen is the beneficial owner of 852,000 shares of common stock, which consists of 767,000 issued and outstanding shares of common stock, and 85,000 shares of common stock issuable upon conversion of 85,000 shares of Series A Preferred Stock. Ms. Engelsiepen has the sole power to vote or to direct the vote and dispose or to direct the disposition of 852,000 shares of common stock. This table assumes conversion of Series A Preferred Stock at a rate of 1 share of Series A Preferred Stock equaling 1 share of common stock. However, if all other holders of Series A Preferred Stock consent to any Transfer, then the Series A Preferred Stock would convert at a rate of 1 share of Series A Preferred Stock equaling 2 shares of common stock. If all holders of Series A Preferred Stock consent to a Transfer, Ms. Engelsiepen’s Series A Preferred Stock would convert to 170,000 shares of common stock.

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NO DISSENTER’S RIGHTS

Under the TBOC, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Amendment and Reverse Split.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Amendment or Reverse Split.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 626 North Doheny Drive, West Hollywood, California 90069, or by calling us at (310) 807-8181. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Brian Altounian
Brian Altounian
Chief Executive Officer
May 28, 2015

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